UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 20, 2012

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	000-51281	62-1815881
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

381 Mallory Station Road, Suite 207, Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 599-2274

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.              Termination of a Material Definitive Agreement.

Please refer to the disclosures set forth in Item 1.03 of this Current Report on Form 8-K (this “Report”) below.

Item 1.03.              Bankruptcy or Receivership.

On January 27, 2012, Tennessee Commerce Bank (the “Bank”), Franklin Tennessee, the wholly-owned banking subsidiary of Tennessee Commerce Bancorp, Inc. (the “Company”) was closed by the Tennessee Department of Financial Institutions, which appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver.  The FDIC also entered into a purchase and assumption agreement with Republic Bank & Trust Company (“Republic”), Louisville, Kentucky, to assume all of the deposits of the Bank.  In addition to assuming all of the deposits of the Bank, Republic agreed to purchase a portion of the Banks’ assets.  The FDIC will retain most of the assets for later disposition.  Deposits will continue to be insured by the FDIC, so there is no need for customers to change their banking relationships in order to retain their deposit insurance coverage up to applicable limits.  Further information on that transaction is available at http://fdic.gov/news/news/press/2012/pr12011.html.  Customers with questions about the transaction should call the FDIC toll-free at 1-800-450-5668.

The Bank’s common stock represented the Company’s principal tangible asset.  As a result of the FDIC appointment, the Company has limited remaining tangible assets.  Due to a lack of available resources, the Company may be unable to make future filings with the Securities and Exchange Commission (the “SEC”).

In connection with the receivership of the Bank, the Company expects to receive notices from substantially all of the counterparties to the Company’s material agreements (including, but not limited to, lenders and counterparties to the Company’s trust preferred securities) of alleged events of default under those agreements, and of those counterparties’ intentions to terminate those agreements or accelerate the Company’s performance of those agreements. The Company may dispute certain of those notices.  However, in the event of a default by the Company under one or more of those material agreements, or in the event of the termination of one or more of the material agreements, the Company’s financial and other obligations under such agreements may be accelerated. The Company may be subject to penalties under those agreements and also may suffer cross-default claims from counterparties under the Company’s other agreements.

Item 2.04.              Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Please refer to the disclosures set forth in Item 1.03 of this Report above.

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 20, 2012, the Company filed a Form 8-K announcing that its independent registered public accounting firm had notified the Company that the prior audit opinion covering the Company’s financial statements as of and for the period ended December 31, 2010 had been withdrawn.  As a result, the Company received a telephone call from the NASDAQ Stock Market, LLC (“NASDAQ”) on that date indicating the withdrawn audit opinion had resulted in further non-compliance with NASDAQ Listing Rule 5250(c)(1), which requires, among other things, that listed issuers file annual reports with SEC containing audited financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.
(Registrant)

Date: January 30, 2012
	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer